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                                                                 EXHIBIT 10(c)

                             THIRD AMENDMENT TO THE
                            QUAKER STATE CORPORATION
                (formerly Quaker State Oil Refining Corporation)
                             1986 STOCK OPTION PLAN

         This Third Amendment made effective this 24th day of October, 1996 by Quaker State Corporation (the "Corporation")

                                  WITNESSETH:

         WHEREAS, the Corporation established the Quaker State Corporation 1986 Stock Option Plan (the "Plan") on March 27, 1986, amended and restated the Plan
on April 30, 1987, and amended the Plan on    February 27, 1992; and

         WHEREAS, the Plan may be amended in accordance with SECTION 8 thereof; and

         WHEREAS, the Corporation wishes to amend the Plan as a result of changes in the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, under the powers retained by the Corporation's Board of Directors under SECTION 8 of the Plan and pursuant to the authorization of the Board of Directors granted on October 24, 1996, the Corporation hereby amends the Plan as follows:

1. Section 1, Administration, is hereby amended by deleting the first paragraph and substituting the following in lieu thereof:

         "The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors (the "Board") and shall consist of not less than three directors, each of whom is a "non-employee director" as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule. From and after October 24, 1996, the Plan shall not be administered by the committee appointed by the Board to administer the Corporation's 1976 Stock Option Plan, as amended (the "1976 Plan"), unless each director on such committee also satisfies the requirements specified in Rule 16b-3(b)(3) of the Exchange Act."

2. Section 5, Terms and Conditions of Stock Options and Stock Appreciation Rights, subsection D is hereby amended by deleting same in its entirety and substituting the following in lieu thereof:

         "Stock appreciation rights shall be exercisable to the extent that the related stock option is exercisable and only by the same person or persons who are entitled to exercise the related stock option. Stock appreciation rights shall entitle the optionee to surrender the related stock option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of the Capital Stock having an aggregate fair market value on the date of exercise of the stock appreciation rights equal to the excess of the fair market value of one share of the Capital Stock on such date of exercise over the option price per share times the number of shares covered by the related stock option, or portion thereof, which is surrendered. Stock appreciation rights granted in conjunction with an incentive stock option shall not be exercisable unless the then fair market value of the Capital Stock exceeds the option price of the shares subject to the incentive stock option. Cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares. The date of exercise of stock appreciation rights shall be determined under procedures established by the Committee, and payment under this
         Section 5(D) shall be made by the Corporation as soon as practicable after the date of exercise. To the extent that a stock option as to which stock appreciation rights have been granted in conjunction therewith is exercised, the stock appreciation rights shall be cancelled. For the purposes of this Section 5(D), the fair market value of the Capital Stock shall be determined as provided in Section 5(H)".
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3.       Section 8, Withholding, is hereby amended by deleting the third paragraph thereof in its entirety.

4. In all other respects, the provisions of the Plan are hereby ratified and confirmed, and shall continue in full force and effect. In order to continue to set forth all provisions of the Plan in a single document, changes made by this Third Amendment may be incorporated into a restatement of the Plan.

         IN WITNESS WHEREOF, the Corporation has evidenced the adoption of this Third Amendment to the Plan by the signature of its duly authorized officer.



                                        QUAKER STATE CORPORATION

Attest:
                                        By:  /s/ Paul E. Konney
                                             ------------------
  /s/ Carrie L. Sherwood                     Paul E. Konney
  --------------------------                 Senior Vice President, General
  Assistant Secretary                        Counsel and Secretary


         (SEAL)